Exhibit 5.4

Barristers & Solicitors / Patent & Trade-mark Agents

Norton Rose Fulbright Canada LLP 400 3rd Avenue SW, Suite 3700 Calgary, Alberta T2P 4H2 CANADA

F: +1 403.264.5973 nortonrosefulbright.com

June 28, 2018

TransCanada Corporation

450 – 1 Street S.W.

Calgary, Alberta, Canada, T2P5H1

Ladies and Gentlemen:

We hereby consent to the references to this firm under the caption “Interest of Experts” in the prospectus included as part of the registration statement on Form F-10 of TransCanada Corporation dated the date hereof.

Very truly yours,

/s/ Norton Rose Fulbright Canada LLP

Norton Rose Fulbright Canada LLP